Exhibit 21.1
                                                          --------------



                       DUTY FREE INTERNATIONAL, INC.
                       SIGNIFICANT SUBSIDIARIES AND
                      JURISDICTIONS OF INCORPORATION


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                                                      Jurisdiction of
                                                       Incorporation
                                                      --------------
Duty Free International, Inc.                          Maryland

Samuel Meisel and Company, Inc.                        Maryland

Ammex Tax & Duty Free Shops, Inc.                      Delaware

Ammex Warehouse Company, Inc.                          New York

Fenton Hill America, Ltd.                              Maryland

Ammex Tax & Duty Free Shops West, Inc.                 Maryland

UETA, Inc.                                             Delaware

UETA of Texas, Inc.                                    Delaware

DFI Inflight, Inc.                                     Delaware

Inflight Duty Free Shops, Inc.                         New York
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